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[ALLIED HEALTHCARE INTERNATIONAL INC LOGO OMITTED]

                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE       For Further Information:
 MAY 17, 2004               ------------------------
                            Investor Contact:
                            -----------------
                            Charles Murphy, Chief Financial Officer,
                            212-750-0064, charlesmurphy@alliedhealthcare.com
                            Media Contact:
                            --------------
                            Susan J. Lewis, 303-804-0494,
                            susanlewis@alliedhealthcare.com
                            -------------------------------

ALLIED HEALTHCARE INTERNATIONAL INC. FILES REGISTRATION STATEMENT
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NEW YORK ... May 17, 2004 ... Allied Healthcare International Inc. (Nasdaq:
AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, announced today that it had filed a registration statement with the Securities and Exchange Commission relating to a proposed underwritten public offering of its common stock. The exact number of shares to be offered and the offering price per share has not yet been determined.

The shares will be offered in a firm commitment underwritten offering lead managed by Friedman, Billings, Ramsey & Co., Inc. and SG Cowen & Co. LLC and co-managed by Harris Nesbitt Corp.

A registration statement relating to the securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Copies of the prospectus, when available, may be obtained by contacting Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attn: Prospectus Department; Telephone No. (703) 312-9588.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and

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uncertainties, including those contained in the company's
filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

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